UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2018

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12935	20-0467835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive
Plano, Texas
(Address of principal executive offices)

75024
(Zip code)

(972) 673-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On August 13, 2018, Denbury Resources Inc. (the “Company”) entered into a Sixth Amendment (the “Amendment”) to its December 9, 2014 Amended and Restated Credit Agreement among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions party thereto (the “Credit Agreement”), pursuant to which, on August 13, 2018, the Amendment increased the amount of Permitted Junior Lien Debt Principal Amount that the Company can incur from $1.2 billion to $1.65 billion outstanding in the aggregate at any one time. The Company currently has $1.07 billion of Permitted Junior Lien Debt outstanding.

Upon the Company’s receipt of proceeds upon the closing of the Offering referenced in Item 8.01 below, the Amendment also will (i) extend the Maturity Date of the Credit Agreement to December 9, 2021, provided that the Maturity Date may occur earlier (between February 2021 and August 2021) if the Company’s 9% Senior Secured Second Lien Notes due 2021 or 6⅜% Senior Subordinated Notes due 2021 are not repaid or refinanced by their respective maturity dates, (ii) require that the Company pay down its outstanding borrowings under the Credit Agreement by not less than $350 million on the closing date of the Offering, (iii) reduce the Borrowing Base and Total Commitments under the Credit Agreement to $615 million in connection with a reduction in the number of Lenders that are party to the Credit Agreement and (iv) add a Consolidated Total Debt to Consolidated EBITDAX financial maintenance covenant with a ratio that is not to exceed 5.25 to 1.0 through December 31, 2020, and 4.50 to 1.0 thereafter through the Maturity Date.

Capitalized terms used in this Item 1.01 and not defined have the respective meanings given to such terms in the Amendment or the Credit Agreement, as applicable. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto. A copy of the press release related to the Amendment is filed as Exhibit 99.1 hereto.

Section 2 – Financial Information

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Amendment provided in Item 1.01 above is incorporated by reference in this Item 2.03.

Section 8 – Other Events

Item 8.01 – Other Events

On August 14, 2018, the Company issued a press release announcing the commencement of a private offering (the “Offering”) of $400 million aggregate principal amount of Senior Secured Second Lien Notes due 2024 to those believed to be qualified institutional buyers or who are non-U.S. persons. The Offering is being made upon the terms and subject to the conditions set forth in a confidential preliminary offering memorandum. A copy of the press release related to the Offering is filed as Exhibit 99.2 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
10.1*
Sixth Amendment to Amended and Restated Credit Agreement, dated as of August 13, 2018, by and among Denbury Resources Inc., as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the financial institutions party thereto.

99.1*	Denbury press release regarding the Sixth Amendment to its Credit Agreement, dated August 14, 2018.
99.2*	Denbury press release regarding commencement of a private offering, dated August 14, 2018.

*	Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: August 14, 2018	By:	/s/ James S. Matthews
James S. Matthews
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1
Sixth Amendment to Amended and Restated Credit Agreement, dated as of August 13, 2018, by and among Denbury Resources Inc., as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and the financial institutions party thereto.

99.1	Denbury press release regarding the Sixth Amendment to its Credit Agreement, dated August 14, 2018.
99.2	Denbury press release regarding commencement of a private offering, dated August 14, 2018.

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